Exhibit 4.1

NUMBER HB	[H.B. Fuller Company Logo]	SHARES
	INCORPORATED UNDER THE LAW OF THE STATE OF MINNESOTA	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS
CUSIP 359694 10 6

THIS CERTIFIES THAT

BY

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON STOCK, $1.00 PAR VALUE, OF

H.B. FULLER COMPANY

transferable only on the books of the Company by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. The shares of the Company of all classes are subject to certain rights, preferences and restrictions, and the Company will furnish, without charge to each stockholder who so requests, a full statement of the designations, relative rights, voting power, preferences and restrictions granted to, or imposed upon, said shares. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, H.B. FULLER COMPANY has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

	[H.B. Fuller Corporate Seal]	TRANSFER AGENT AND REGISTRAR

Dated:		AUTHORIZED SIGNATURE

/s/ Timothy J. Keenan	/s/ Michele Volpi
Secretary	Chief Executive Officer

H.B. Fuller Company

THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE COMPANY, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE COMPANY TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

This Certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between H.B. Fuller Company and Wells Fargo Bank, National Association, dated as of July 13, 2006 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of H.B. Fuller Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. H.B. Fuller Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As set forth in the Rights Agreement, Rights beneficially owned by any Person (as defined in the Rights Agreement) who becomes any Acquiring Person (as defined in the Rights Agreement) become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UTMA -		Custodian
				(Cust)		(Minor)
TEN ENT	–	as tenants by entireties	under Uniform Transfer to Minors

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POST ZIP CODE OF ASSIGNEE

                                                                                                                                                                                                             Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                  Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated	X

X
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”). THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.